Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Announces Second Quarter Results and Provides Third Quarter, Fourth Quarter and Updated Full Year Projections

--Second Quarter Earnings Increase To $0.23 Per Diluted Share--

HOUSTON, TX, August 23, 2007 -- Stage Stores, Inc. (NYSE: SSI) today reported net income for the second quarter ended August 4, 2007 of $9.9 million, or $0.23 per diluted share, compared to $3.9 million, or $0.09 per diluted share, for the prior year second quarter ended July 29, 2006.  The Company noted that last year’s second quarter results included various non-comparable income and expense items that netted to a charge of $(0.06) per diluted share.

As previously reported by the Company, sales for the second quarter were $359.2 million versus sales of $362.1 million last year  Prior year sales results included inventory liquidation sales of $32.4 million generated by the acquired B.C. Moore stores prior to their conversion to Peebles stores.  Comparable store sales for the second quarter grew 0.5% versus an increase of 4.5% in the same period last year.

Jim Scarborough, Chairman and Chief Executive Officer, commented, “Our sales results for the second quarter reflected the negative impact of the unusually heavy rains and flooding conditions that we experienced in many of our south central markets during much of June and July.  Although these factors caused us to miss our sales projections for the quarter, we achieved better than anticipated gross margins due to improved inventory management practices, and maintained tight control over our expenses, both of which helped us overcome our sales shortfall and achieve earnings that were in line with our guidance of $0.23 per diluted share.  When last year’s reported earnings are adjusted to exclude the non-comparable items, our year-over-year earnings gain is significant at over 53%.

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Stage Stores Announces
Second Quarter Results
Page – 2

“Other notable accomplishments during the quarter included two new store openings, two store relocations and two store expansions.  As our store growth strategy continues to focus on markets of less than 50,000 people, it is both significant and encouraging to note that we achieved a comparable store sales increase in our small markets during the quarter of 2.6% versus our overall increase of 0.5%.  With regard to our key categories of business, dresses and cosmetics led the way with gains of 13.5% and 10.2%, respectively.  Our continuing roll-out of Estee Lauder and Clinique counters is clearly having a positive impact on our cosmetics business.  During the quarter, we completed the installation of 2 new Estee Lauder counters and 4 new Clinique counters, and ended the period with 96 Estee Lauder and 87 Clinique counters.  In July, we announced that we had selected Jeffersonville, Ohio as the site for our third distribution center.  This facility will occupy approximately 200,000 square feet and will be capable of supporting approximately 300 stores, which will increase our overall distribution capacity to over 1,100 stores.  Lastly, we spent $53.2 million during the quarter buying back 2.6 million shares of our common stock,” Mr. Scarborough concluded.

Total sales for the six-month period ended August 4, 2007 were $717.4 million versus $705.6 million for the prior year six-month period ended July 29, 2006.  Prior year sales results included inventory liquidation sales of $50.6 million generated by the acquired B.C. Moore stores prior to their conversion to Peebles stores.  Net income for the six-month period was $19.0 million, or $0.43 per diluted share, compared to $12.9 million, or $0.30 per diluted share, last year.  The Company noted that last year’s six months results included various non-comparable income and expense items that netted to a charge of $(0.07) per diluted share.

Stock Repurchase Activities

The Company reported that it repurchased approximately 2.6 million shares of its common stock during the second quarter, at a total cost of approximately $53.2 million.  The Company noted that the shares were repurchased under its then existing $50 million Stock Repurchase Program, as well as using proceeds that it received from the exercise of employee stock options.

Fiscal 2007 - Third Quarter, Fourth Quarter and Updated Full Year Projections

Commenting on the Company’s projections, Mr. Scarborough stated, “Based on our relatively flat comparable store sales performance during the first half of the year, we have taken a more conservative approach in forecasting our comparable store sales for the last two quarters of the year.  We are currently forecasting that our comparable store sales will be essentially flat for the back half of the year, and therefore, for the full year as well.  Our revised sales and earnings guidance reflects our more conservative view.  By forecasting flat comps, we believe that we will be able to tightly manage both our inventory levels and our expenses, just as we did in the second quarter, and still have the ability to react quickly by flowing in additional goods to build up our stocks should our sales exceed our expectations.”

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Stage Stores Announces
Second Quarter Results
Page – 3

3rd Quarter 2007:
The Company provided the following guidance for the third quarter ending November 3, 2007:

	3Q 2007 OUTLOOK			3Q 2006 ACTUAL
Sales ($mm)	$352.0	-	$358.0	$353.4

Net Income ($mm)	$1.7	-	$3.4	$2.8

Diluted EPS	$0.04	-	$0.08	$0.06

Diluted Shares (m)	42,378			44,384

In issuing its third quarter guidance, the Company provided the following additional information:

•
Comparable store sales assumption – negative low single digits, reflecting the Company’s more conservative view of near term business trends, as well as the expected negative impact of the calendar shift this year versus last year with regard to the timing of sales events.

•	3Q 2006 sales results included inventory liquidation sales of $11.5 million generated by the acquired B.C. Moore stores prior to their conversion to Peebles stores.

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Stage Stores Announces
Second Quarter Results
Page – 4

•
3Q 2006 results included several non-comparable income and expense items, including income of $0.02 per diluted share related to reimbursements received by the Company for its 2005 hurricane related losses, an estimated net loss of $(0.05) per diluted share related to the B.C. Moore acquisition, including transition costs and pre-opening expenses, and charges of $(0.02) per diluted share from the Company’s inventory valuation methodology review process related to fees paid to third parties.

4th Quarter 2007:
The Company provided the following guidance for the fourth quarter ending February 2, 2008:

	4Q 2007 OUTLOOK			4Q 2006 ACTUAL
Sales ($mm)	$480.0	-	$495.0	$491.2

Net Income ($mm)	$33.2	-	$36.1	$39.6

Diluted EPS	$0.78	-	$0.85	$0.88

Diluted Shares (m)	42,460			44,954

In issuing its fourth quarter guidance, the Company provided the following additional information:

•	Comparable store sales assumption – positive low single digits (13 weeks vs 13 weeks)
•
4Q 2006 results included several non-comparable income items, including income of $0.01 per diluted share related to reimbursements received by the Company for its 2005 hurricane related losses, income of $0.02 per diluted share estimated to have been produced in the fourteenth week of the quarter and income of $0.06 per diluted share associated with the reduction of the estimated liability for old gift cards and merchandise credits issued to customers which the Company believed the likelihood of redemption was remote.

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Stage Stores Announces
Second Quarter Results
Page – 5

FY 2007:
The Company provided the following updated guidance for the 2007 fiscal year ending February 2, 2008 to reflect actual first half results:

	FY 2007 OUTLOOK			FY 2006 ACTUAL
Sales ($mm)	$1,549.4	-	$1,570.4	$1,550.2

Net Income ($mm)	$53.9	-	$58.5	$55.3

Diluted EPS	$1.25	-	$1.35	$1.25

Diluted Shares (m)	43,251			44,111

In updating its fiscal 2007 full year guidance, the Company provided the following additional information:

•	Comparable store sales assumption – flat (52 weeks vs 52 weeks)
•	This year’s results include a gain of $0.04 per diluted share related to the March 2004 sale of the Peebles private label credit card portfolio.
•	FY 2006 sales results included inventory liquidation sales of $62.1 million generated by the acquired B.C. Moore stores prior to their conversion to Peebles stores

Conference Call Information

The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss its second quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1326.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, August 31, 2007.

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Stage Stores Announces
Second Quarter Results
Page – 6

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 668 stores located in 33 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

“Safe Harbor” Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including comments regarding the Company’s outlook and expectations for the third and fourth quarters of the 2007 fiscal year and full 2007 fiscal year.  The Company intends forward looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “could”, “anticipates”, “plans” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2007 and other factors as may periodically be described in other Company filings with the SEC.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended
	August 4, 2007		July 29, 2006
	Amount	% to Sales (1)	Amount	% to Sales

Net sales	$359,205	100.0%	$362,104	100.0%
Cost of sales and related buying, occupancy and distribution expenses	253,718	70.6%	266,526	73.6%
Gross profit	105,487	29.4%	95,578	26.4%
Selling, general and administrative expenses	87,950	24.5%	86,203	23.8%
Store pre-opening costs	486	0.1%	1,922	0.5%
Interest expense	1,069	0.3%	1,313	0.4%
Income before income tax	15,982	4.4%	6,140	1.7%
Income tax expense	6,106	1.7%	2,287	0.6%
Net income	$9,876	2.7%	$3,853	1.1%

Basic and diluted earnings per share data:
Basic earnings per share	$0.23		$0.10
Basic weighted average shares outstanding	42,408		40,034

Diluted earnings per share	$0.23		$0.09
Diluted weighted average shares outstanding	43,373		43,542

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(Unaudited)

	Twenty-Six Weeks Ended
	August 4, 2007		July 29, 2006
	Amount	% to Sales (1)	Amount	% to Sales

Net sales	$717,449	100.0%	$705,645	100.0%
Cost of sales and related buying, occupancy and distribution expenses	513,637	71.6%	510,397	72.3%
Gross profit	203,812	28.4%	195,248	27.7%
Selling, general and administrative expenses	170,238	23.7%	169,836	24.1%
Store pre-opening costs	1,241	0.2%	2,737	0.4%
Interest expense, net of income of $0 and $100, respectively	1,838	0.3%	2,120	0.3%
Income before income tax	30,495	4.3%	20,555	2.9%
Income tax expense	11,512	1.6%	7,657	1.1%
Net income	$18,983	2.6%	$12,898	1.8%

Basic and diluted earnings per share data:
Basic earnings per share	$0.44		$0.32
Basic weighted average shares outstanding	42,957		39,957

Diluted earnings per share	$0.43		$0.30
Diluted weighted average shares outstanding	44,080		43,521

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par values)
(Unaudited)

	August 4, 2007	February 3, 2007

ASSETS
Cash and cash equivalents	$19,485	$15,866
Merchandise inventories, net	344,856	332,763
Current deferred taxes	23,138	23,231
Prepaid expenses and other current assets	25,465	42,512
Total current assets	412,944	414,372

Property, equipment and leasehold improvements, net	286,207	278,839
Goodwill	95,374	95,374
Intangible asset	14,910	14,910
Other non-current assets, net	26,273	21,491
Total assets	$835,708	$824,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$103,099	$85,477
Income taxes payable	3,160	-
Current portion of debt obligations	222	86
Accrued expenses and other current liabilities	64,209	75,141
Total current liabilities	170,690	160,704

Debt obligations	47,389	16,528
Other long-term liabilities	81,208	76,346
Total liabilities	299,287	253,578

Commitments and contingencies

Common stock, par value $0.01, 100,000 and 64,603 shares authorized, 55,085 and 54,343 shares issued, respectively	551	543
Additional paid-in capital	475,617	462,745
Less treasury stock - at cost, 13,691 and 10,708 shares, respectively	(227,634)	(165,094)
Accumulated other comprehensive loss	(1,908)	(1,908)
Retained earnings	289,795	275,122
Stockholders' equity	536,421	571,408
Total liabilities and stockholders' equity	$835,708	$824,986

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	August 4, 2007	July 29, 2006
Cash flows from operating activities:
Net income	$18,983	$12,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,547	22,307
Gain on insurance proceeds related to property, equipment and leashold improvements	-	(1,245)
Deferred income taxes	(1,116)	(8,031)
Stock-based compensation tax benefits	3,826	5,380
Stock-based compensation expense	3,487	2,236
Amortization of debt issue costs	144	223
Excess tax benefits from stock based compensation	(3,684)	(4,197)
Construction allowances from landlords	5,099	3,537
Proceeds from sale of private label credit card portfolio, net	-	4,436
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(12,093)	(39,173)
Decrease in other assets	13,547	8,048
Increase in accounts payable and other liabilities	12,081	14,479
Total adjustments	44,838	8,000
Net cash provided by operating activities	63,821	20,898

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(33,373)	(29,242)
Acquisition of B.C. Moore, net of cash acquired	-	(35,622)
Proceeds from insurance proceeds related to property, equipment and leashold improvements	-	1,245
Proceeds from sale of property and equipment	31	32
Net cash used in investing activities	(33,342)	(63,587)

Cash flows from financing activities:
Proceeds from (payments on):
Borrowings under revolving credit facility, net	29,197	39,000
Repurchases of common stock	(62,540)	(17,695)
Finance lease obligations	1,850	-
Debt obligations	(50)	(35)
Debt issuance costs	(258)	-
Exercise of stock options, warrants and stock appreciation rights	5,567	7,562
Excess tax benefits from stock based compensation	3,684	4,197
Cash dividends	(4,310)	(2,003)
Net cash (used in) provided by financing activities	(26,860)	31,026
Net increase (decrease) in cash and cash equivalents	3,619	(11,663)

Cash and cash equivalents:
Beginning of period	15,866	33,683
End of period	$19,485	$22,020